UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2007

Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	000-23467 (Commission File Number)	91-1513032 (IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut (Address of Principal Executive Offices)	06810-5120 (Zip Code)
Registrant’s telephone number, including area code: (877) 736-9378
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On November 7, 2007, the Board of Directors (the “Board”) of Penwest Pharmaceuticals Co. (the “Company”) approved amendments to Article VI of the Company’s Amended and Restated Bylaws (the “Bylaws”) to authorize the Board to issue shares of any or all of the Company’s classes or series of stock without certificates. This amendment was adopted to enable the Company to comply with NASDAQ requirements mandating that securities listed on a NASDAQ exchange be eligible to participate in a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. Under a direct registration program, a shareholder’s shares can be recorded, maintained and transferred directly on the books of the issuer or the issuer’s transfer agent without the issuance of a physical stock certificate.
     The description of the amendment to the Bylaws contained herein is subject to, and qualified in its entirety by, the complete text of the amendment to the Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1 Amendment to Amended and Restated Bylaws of Penwest Pharmaceuticals Co.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: November 13, 2007	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Penwest Pharmaceuticals Co.